Exhibit 99.1

FOR IMMEDIATE RELEASE

JDSU to Acquire American Bank Note Holographics, Inc.

JDSU Builds Comprehensive Overt Security Solutions Portfolio

With Market Leading Security Hologram Technologies

Milpitas, California. and Robbinsville, New Jersey, December 11, 2007 – JDSU (NASDAQ: JDSU; and TSX: JDU) and American Bank Note Holographics, Inc. (“ABNH”) (OTC Bulletin Board: ABHH) today announced a definitive agreement for JDSU to acquire ABNH, a market leader in the origination, production and marketing of holograms for security applications and the leading supplier of optical security devices for the transaction card market.

This acquisition will build upon JDSU’s leadership position in security solutions for brand protection and expand its position into security solutions for transaction card-based commerce. It also will fortify JDSU’s leadership position as a fully integrated overt and covert security solutions provider for product authentication and brand protection. Following the close of the transaction, ABNH will become part of JDSU’s Advanced Optical Technologies business segment.

Under the terms of the agreement, JDSU will acquire ABNH for approximately $138 million in cash and JDSU stock, or $6.15 per ABNH share. ABNH holders will receive $5.15 of JDSU common stock and $1.00 of cash for each share of ABNH common stock. The value of the JDSU shares to be paid to the ABNH stockholders will be determined with reference to the average of the closing sales price for a share of JDSU common stock on the Nasdaq Global Market for the five consecutive trading days ending with, but including, the trading day that is three trading days prior to the date of the closing of the transaction. The stock consideration is expected to be tax-free to the ABNH stockholders. The transaction is expected to close in the quarter ending March 31, 2008, subject to receipt of regulatory and ABNH shareholder approvals. JDSU expects the transaction to be accretive on a non-GAAP basis.

Through this acquisition JDSU will be gaining a strong foothold in brand security for the transaction card market as a result of ABNH’s relationships with the major transaction card networks. ABNH currently supplies and supports card manufacturers with security and decorative products that are featured on cards issued by over 20,000 financial institutions worldwide.

ABNH’s state-of-the art, holographic origination technologies will be added to JDSU’s patent-protected portfolio of optical security solutions. JDSU will continue to partner with customers from concept to delivery, bringing deep optical science expertise for layered security solutions to aid in their combat against brand erosion and lost revenue due to counterfeiters.

JDSU/ABNH News Release

“As the battle against counterfeiters becomes increasingly relevant on a global scale, brand owners are heavily investing in overt and covert security solutions,” said Roy Bie, senior vice president and general manager of JDSU’s Advanced Optical Technologies business segment. “With the addition of ABNH’s technology expertise and leadership in providing security to the transaction card market, we will be uniquely positioned to supply comprehensive security solutions to our customers in the fast-growing brand security market.”

According to recent data from the International Chamber of Commerce, the brand protection market is at a tipping point. The costs to brand owners battling counterfeiting were estimated to be $600 billion in 2006 and will grow to $1.2 trillion by 2009.

“We are thrilled to be joining forces with JDSU at this critical point in the evolution of the brand protection market. With the proliferation of advanced imaging technologies available to counterfeiters today and the recent dramatic escalation in counterfeit activity, the need for a comprehensive solutions-based approach has never been greater. The combination of ABNH and JDSU technologies, products and market positions will provide a formidable answer to this escalating global requirement,” said Kenneth Traub, president and chief executive officer of ABNH.

ABNH is based in Robbinsville, New Jersey and has approximately 110 employees. For the first nine months of calendar 2007, revenues were $23.7 million.

In connection with the transaction, Morgan Keegan & Co., Inc. is acting as financial advisor and Fulbright & Jaworski L.L.P. is legal counsel to ABNH.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

About ABNH

American Bank Note Holographics, Inc. (“ABNH”) (OTC Bulletin Board: ABHH), is a world leader in the origination, production, and marketing of holograms. ABNH’s products are used primarily for security applications such as counterfeiting protection of transaction cards, identity documents, documents of value, pharmaceuticals and other consumer and industrial products. ABNH’s headquarters is in Robbinsville, New Jersey. More information is available at www.abnh.com.

JDSU/ABNH News Release

Use of Non-GAAP (Adjusted) Financial Measures

JDSU provides non-GAAP revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. JDSU evaluates JDSU-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating JDSU’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of JDSU’s core operating performance. JDSU believes its “core operating performance” represents JDSU’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, JDSU management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

JDSU believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. JDSU further believes that providing this information allows JDSU investors to both better understand JDSU’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

JDSU and ABNH intend to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of ABNH by JDSU pursuant to the terms of an Agreement and Plan of Merger by and among JDSU, Light Acquisition Corp., a wholly-owned subsidiary of JDSU, and ABNH. The prospectus/proxy statement will be mailed to the stockholders of ABNH. Investors and security holders of ABNH are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available because they will contain important information about JDSU, ABNH and the proposed merger. The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by JDSU or ABNH with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by JDSU by contacting JDSU Investor Relations, 430 North McCarthy Boulevard, Milpitas, CA 95035, (408) 546-4445. Investors and security holders may obtain free copies of the documents filed with the SEC by ABNH by contacting ABNH Investor Relations, 2 Applegate Drive Robbinsville, NJ 08691, (609) 632-0800. Investors and security holders of ABNH are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available before making any voting or investment decision with respect to the proposed merger.

JDSU/ABNH News Release

JDSU, Kevin Kennedy, JDSU’s President and Chief Executive Officer, and JDSU’s other directors and executive officers may be deemed to be participants in the solicitation of proxies of ABNH stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Kennedy and JDSU’s other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

ABNH, Kenneth Traub, ABNH’s Chief Executive Officer and President, and ABNH’s other directors and executive officers may be deemed to be participants in the solicitation of proxies of ABNH stockholders in connection with the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of ABNH common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Traub and ABNH’s other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

Safe Harbor

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to any statement or implication that the transaction is expected to be accretive to JDSU on a non-GAAP basis, that the brand protection and security markets will grow, or grow at the rate predicted by third parties; that the transaction will be consummated or consummated within the timing anticipated by the parties; that ABNH’s operations, sales channels and business will be successfully integrated into JDSU, or that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards. Additionally, the timing of the closing of the transaction could be impacted by the timing of required regulatory filings and approvals from antitrust authorities and the Securities and Exchange Commission. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair JDSU’s, ABNH’s and/or the combined companies’ results of operations, business, and financial condition. These risks and uncertainties include the following, among other things: (a) visibility as to customer demand levels, future market growth and the timing, extent, requirements and nature of brand protection technology transitions is limited; (b) the timing, extent, requirements and nature of brand authentication and security technology transitions is unpredictable and development cycles are generally very long; and (c) the parties’ products may not (i) perform as expected without material defects, (ii) be manufactured at acceptable volumes, yields, and cost, (iii) be qualified and accepted by our customers, and (iv) successfully compete with products offered by our competitors, and (d) factors discussed from time to time in reports filed by JDSU and ABNH with the Securities and Exchange Commission. Copies of JDSU’s SEC filings may be obtained by contacting JDSU or the SEC or by visiting JDSU’s Web site at www.jdsu.com or the SEC’s Web site at www.sec.gov. Copies of ABNH’s SEC filings may be obtained by contacting ABNH or the SEC or by visiting ABNH’s Web site at www.abnh.com or the SEC’s Web site at www.sec.gov.The forward-looking statements contained in this news release are made as of the date hereof, and JDSU and ABNH do not assume any obligation to update or qualify any of the statements made herein.

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Contacts - JDSU

Press/Industry: Kathleen Greene, 408-546-5852, kathleen.greene@jdsu.com

Investors: Michelle Levine, 408-546-4421, michelle.levine@jdsu.com

Contacts - ABNH

Kenneth H. Traub, President and CEO, 609-632-0800, ktraub@abnh.com

Mark J. Bonney, Executive Vice President and CFO, 609-632-0800, mbonney@abnh.com